UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2023

Bitcoin Depot Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41305	87-3219029
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3343 Peachtree Road NE, Suite 750

Atlanta, GA 30326

(Address of principal executive offices)

(678) 435-9604

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BTM	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BTMWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 1 to the PIPE Agreement

On October 2, 2023, Bitcoin Depot Inc. (the “Company”) and Bitcoin Depot Operating LLC, a Delaware limited liability company, entered into Amendment No. 1 (the “Amendment”) to the PIPE Agreement, dated June 23, 2023 (the “PIPE Agreement”), with the Subscribers (as defined in the Amendment). The Amendment, among other things, accelerates the five remaining Reference Periods (as defined in the PIPE Agreement) and sets the Settlement Price (as defined in the PIPE Agreement) in connection with the full consummation of the proposed private sale by the Subscribers of 3,475,000 shares of Series A Convertible Preferred Stock of the Company to certain third parties (the “Preferred Sale”). In connection with the full consummation of the Preferred Sale, the Company will be entitled to receive $28,449 from the Subscribers representing the final, aggregate Released Amount (as defined in the PIPE Agreement) based on a net purchase price of $2.10 per share of Series A Convertible Preferred Stock to the Subscribers, and there will be no payment due for a Deficiency (as defined in the PIPE Agreement) from the Company to the Subscribers. If the Preferred Sale is not fully nor partially consummated by 10:00 a.m. Eastern Time on October 11, 2023, the section of the Amendment that accelerates the five remaining Reference Periods and sets the Settlement Price shall be of no further force or effect and the original terms of the PIPE Agreement shall control.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment filed as Exhibit 10.1 hereto and incorporated by reference herein.

Registration Rights Agreement

On October 3, 2023, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Holders (as defined in the Registration Rights Agreement). The Registration Rights Agreement, among other things, provides that the Company is obligated to, within 15 calendar days of the consummation of the Preferred Sale, file with the SEC a registration statement to register the resale of the shares of Class A Common Stock issuable upon conversion of the Series A Preferred subscribed for and purchased by the Holders.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On October 4, 2023, the Company issued a press release announcing the Amendment and the Preferred Sale. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1*	Amendment No. 1 to the PIPE Agreement, dated October 2, 2023, by and among the Company and the investors listed therein.

10.2*	Registration Rights Agreement, dated October 3, 2023, by and among the Company and the holders listed therein.

99.1	Press release dated October 4, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Redactions and omissions are designated with brackets containing asterisks. The Company agrees to provide, on a supplemental basis, an unredacted copy of the exhibit and its materiality and privacy or confidentiality analyses to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bitcoin Depot Inc.

Dated: October 4, 2023	By:	/s/ Brandon Mintz
	Name:	Brandon Mintz
	Title:	President and Chief Executive Officer

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